Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY   11520
Phone:  (516) 378-1000
Fax:  (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 3 to Form S-1 Registration Statement of Altona Resources Inc. of my report dated June 4, 2012 relating to the audit of the financial statements of Altona Resources Inc. for the period April 4, 2011 (inception) to December 31, 2011. I also consent to the reference to the firm’s name in the EXPERTS paragraph of the Registration Statement.

MICHAEL T. STUDER CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
August 9, 2012